SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

HIGHLAND FUNDS II

(formerly Pyxis Funds II)

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐	Fee paid previously with preliminary materials.

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HIGHLAND FUNDS II

Highland Global Select Equity Fund

Highland International Equity Fund

The Special Joint Meeting of Shareholders has been adjourned to Friday, September 13, 2013 at 9:00 a.m. at the offices of Highland Capital Management Fund Advisors, L.P., 200 Crescent Court, 17th floor – Gourmet Room, Dallas TX 75201

We recently sent you proxy materials regarding a Special Joint Meeting of Shareholders (the “Meeting”), which was originally scheduled for August 21, 2013. Our records indicate that we have not received your vote. If you have already voted, we thank you for your vote. If you have not already voted, we urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the Meeting. By voting now you will help save on the cost of additional solicitation.

Please Vote Today!

You may think your vote is not important, but your participation is critical to hold the Meeting, so please vote immediately. You and all other Fund shareholders will benefit from your cooperation.

The Board recommends a vote “FOR” all proposals being voted on as detailed in your Notice of Special Joint Meeting of Shareholders and Proxy Statement. A copy of the proxy materials is available by calling the toll free number shown below.

1-888-505-5751

Your vote is needed

immediately!

Please vote now to be sure your

vote is received in time for the

Special Joint Meeting of

Shareholders

which will reconvene on

September 13, 2013.

Voting takes only a few minutes. Thank you

for your participation in this important matter.

Your Fund has made it very easy for you to vote. Choose one of the following methods:

•	Speak to a live proxy specialist by calling 1-888-505-5751. We can answer your questions and record your vote. (Open: M-F 8am – 10pm, Sat 11am – 5pm ET)

•	Log on to the internet voting site on your card, enter the control number printed on your proxy card, and vote by following the on-screen prompts.

•	Call the phone number on your proxy card, enter the control number printed on your proxy card, and follow the touchtone prompts.

•	Mail in your signed proxy card in the postage-paid envelope provided.